UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 20, 2026
Date of Report (date of earliest event reported)
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Vulcan Infrastructure and Power Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2026, the Compensation Committee of the Board of Directors of Vulcan Infrastructure and Power Inc. (formerly Greenidge Generation Holdings Inc.) (the “Company”) approved one-time equity awards to Jordan Kovler, the Company’s Chief Executive Officer, Dale Irwin, the Company’s President, and Christian Mulvihill, the Company’s Chief Financial Officer, in recognition of their contributions to the Company’s strategic transformation, including the Company's entry into definitive agreements relating to the aggregate strategic investment of approximately $39.4 million in the Company, which was announced by the Company on July 20, 2026. The awards were granted on July 20, 2026 and consisted of 125,000 restricted stock units (“RSUs”) granted to Mr. Kovler, 50,000 RSUs granted to Mr. Irwin and 35,000 RSUs granted to Mr. Mulvihill. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs were granted pursuant to the Company’s Third Amended and Restated 2021 Equity Incentive Plan and vested on July 23, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Infrastructure and Power Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: July 23, 2026